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							Exhibit 5.1

Nixon, Hargrave, Devans & Doyle LLP
Attorneys and Counselors at Law
Clinton Square Post Office Box 1051
Rochester, New York 14604-1051
(716) 263-1000
Fax: (716)263-1600

May 12, 1998

Home Properties of New York, Inc.
850 Clinton Square
Rochester, New York 14604

Gentlemen:

We have acted as counsel to Home Properties of New York, Inc. (the "Company") in connection with the Registration Statement on Form S-3, filed on May 12, 1998, by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sales of up to $400,000,000 of aggregate initial offering price of (a) shares of common stock, par value $0.01 per share (the "Common Stock"); (b) rights or warrants to purchase Common Stock (the "Common Stock Purchase Rights"); (c) shares or fractional shares of preferred stock, par value $0.01 per share (the "Preferred Stock"); and (d) debt securities (the "Debt Securities"). The Common Stock, the Common Stock Purchase Rights, the Preferred Stock, and the Debt Securities are referred to as the "Offered Securities. " The Debt Securities will be issued from time to time pursuant to an indenture in substantially the form included as an exhibit to the Registration Statement (the "Indenture"). The Prospectus set forth in the Registration Statement (the "Prospectus") provides that the Offered Securities may be offered separately or together, in separate series, and in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion is being provided to you in connection with the filing of the Registration Statement.

We have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein, including (i) the Articles of Amendment and Restatement of the Articles of Incorporation of the Company, as amended to the date hereof (the "Articles of Incorporation"), (ii) the Amended and Restated By-Laws of the Company, as amended to the date hereof (the "By-Laws"), and (iii) certified copies of certain resolutions duly adopted by the Board of Directors of the Company. As to factual matters material to the opinions set forth below we have relied, without investigation, upon the representations and statements of the Company in the Registration Statement and the Indenture and in such certificates of government officials and officers of the Company as we have deemed necessary for the purposed of the opinions expressed herein.

We have assumed that (i) prior to the issuance of any shares of Common Stock or Preferred Stock (or Offered Securities convertible into shares of Common Stock or Preferred Stock), the Company will have a sufficient number of authorized but unissued shares of Common Stock or Preferred Stock authorized under its Articles of Incorporation and will comply with all other applicable requirements of Maryland law; (ii) the issuance, sale, amount and terms of the Offered Securities to be sold from time to time will be authorized by action of the Board of Directors of the Company (the "Resolutions") and in accordance with its Articles of Incorporation, By-Laws, the Indenture or any supplemental indenture with respect thereto ("Supplemental Indenture"), as the case may be, and applicable Maryland law;
(iii) that the financial institution identified in the Indenture as trustee (the "Trustee") is duly qualified to engage in the activities contemplated by the Indenture and has duly authorized, executed and delivered the Indenture and the Indenture is valid, binding and enforceable against the Trustee in accordance with its terms; and (iv) the Common Stock Purchase Rights have been issued in accordance with the terms of any applicable rights or warrant agreement.

The opinions stated herein are limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Maryland. The opinions expressed below with respect to the valid and binding nature of any Offered Securities are subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and the application of general principles of equity, whether in a proceeding in equity or at law.

Based upon and subject to the conditions and limitations set forth herein, we are of the opinion that:

1. When the Registration Statement has become effective under the Act and payment for such shares of Common Stock has been made (a) in the manner contemplated by the applicable Resolutions, the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such shares, or (b) pursuant to the conversion of validly issued and fully paid and non-assessable shares of Preferred Stock in accordance with the established terms of such Preferred Stock, the exercise of validly issued Common Stock Purchase Rights in accordance with the terms thereof or the conversion of validly issued convertible Debt Securities in accordance with the terms thereof, and the certificates representing such shares of Common Stock are authenticated and delivered, such shares of Common Stock issued will be duly authorized, validly issued, fully paid and non-assessable by the Company.

2. When the Registration Statement has become effective under the Act and a series of the Preferred Stock has been duly authorized and established in accordance with the applicable Resolutions, the terms of the Articles of Incorporation and applicable Maryland law, and upon payment for shares of such Preferred Stock in the manner contemplated by the applicable Resolutions, the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Preferred Stock, and certificates representing such shares of Preferred Stock are authenticated and delivered, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3. When the Registration Statement has become effective under the Act and the Common Stock Purchase Rights have been duly established by any applicable rights or warrant agreement and duly authenticated by any agent required under such agreements and duly authorized and established by the applicable Resolutions, and the Common Stock Purchase Rights have been duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Resolutions, any applicable rights or warrant agreement and as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Common Stock Purchase Rights, the Common Stock Purchase Rights will be duly authorized and will constitute valid and binding obligations of the Company.

4. When the Registration Statement has become effective under the Act and the Debt Securities have been (a) duly established by the Indenture or a Supplemental Indenture, (b) duly authenticated by the Trustee, and (c) duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Resolutions, the Indenture, any applicable Supplemental Indenture, and as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and, if applicable, an underwriting agreement relating to the issuance of such Debt Securities, the Debt Securities will be duly authorized and will constitute valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus contained in such Registration Statement.

Very truly yours,
/s/ Nixon, Hargrave, Devans & Doyle LLP